EDISON INTERNATIONAL
                                       TO
                         HARRIS TRUST AND SAVINGS BANK,
                                   AS TRUSTEE

                          SUPPLEMENTAL INDENTURE NO. 1

                         Dated as of September 28, 1999

                                  $750,000,000
                              6-7/8% Notes Due 2004

                              EDISON INTERNATIONAL
                                  $750,000,000
                              6-7/8% Notes Due 2004

                          SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of September 28, 1999, between Edison International, a California corporation (the "Corporation"), and Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (the "Trustee").

                                    RECITALS

     The  Corporation  and  the  Trustee  have  heretofore   executed  a  Senior
Indenture, dated as of September 28, 1999 (the "Senior Indenture"), providing for the issuance from time to time of series of the Corporation's Securities.

     Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

     Section 901 of the Senior Indenture provides for the Corporation and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 or 301 of the Senior Indenture.

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                    ARTICLE 1
                       RELATION TO INDENTURE; DEFINITIONS

     Section 1.1 This Supplemental Indenture No. 1 constitutes an integral part of the Senior Indenture.

     Section 1.2 For all purposes of this Supplemental Indenture No. 1, except as otherwise expressly provided or unless the context otherwise requires:

     (1) capitalized terms used herein without definition will have the meanings specified in the Senior Indenture;

     (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America;

     (5) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Supplemental Indenture No. 1; and

     (6) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1 as a whole and not to any particular Article, Section or other subdivision.

     (7) Specific Definitions:

     (a) "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

     (b) "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

     (c) "Comparable  Treasury Price" means, with respect to any redemption date
(i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

     (d) "Interest Payment Date" shall have the meaning specified in Section 2.4 hereof.

     (e) "Notes" shall have the meaning specified in Section 2.1 hereof.

     (f) "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation.

     (g) "Reference Treasury Dealer" means (i) each of Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), and (ii) any other Primary Treasury Dealer selected by the Corporation.

     (h) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

     (i) "Regular Record Date" means, for the interest payable on any Interest Payment Date, (i) in the case of Notes represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date and (ii) in the case of Notes not represented by one or more Global Securities, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

                                    ARTICLE 2
                            THE SERIES OF SECURITIES

     Section 2.1. Title of the Securities. There shall be a series of Securities designated the "6-7/8% Notes Due 2004" (the "Notes").

     Section 2.2 Limitation on Aggregate Principal Amount; Date of Notes. The aggregate principal amount of the Notes shall be limited to $750,000,000. Each Note shall be dated the date of its authentication.

     Section 2.3 Principal Payment Date. Subject to Section 2.4 hereof, the principal amount of the Notes Outstanding (together with any accrued and unpaid interest shall be payable in a single installment on September 15, 2004.

     Section 2.4 Interest and Interest Rates. The rate of interest on each Note shall be 6-7/8% per annum, accruing from September 28, 1999. Interest shall be payable, semi-annually in arrears, on March 15 and September 15 of each year (each such date, an "Interest Payment Date"), commencing with March 15, 2000. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. For any period of less than a full month, interest payable shall reflect interest on the Notes computed on the basis of the actual number of elapsed days based on a month of 30 days in a 360-day year. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered in the Security Register at the close of business on the Regular Record Date for such interest installment. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Note is registered in the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Senior Indenture.

     Section 2.5 Place of Payment. The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Notes and the Senior Indenture may be served shall be the Corporate Trust Office of the Trustee.

     Section 2.6 Redemption. The Corporation may, at its option, subject to the terms and conditions of Article XI of the Senior Indenture, redeem the Notes in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and
(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of such payments of interest accrued, as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 15 basis points, plus, in each case, accrued interest to the date of redemption.

     Section 2.7 Exchange. At any time, the Corporation may cause the Notes to be distributed to Holders of the Notes in definitive certificated form upon prior notice to the Trustee.

     Section 2.8 Denomination. The Notes shall be in registered form without coupons and shall be issuable in denominations of $1000 and integral multiples thereof.

     Section 2.9 Currency. Principal and interest and other amounts payable on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

     Section 2.10 Form of Notes. The Notes shall be issuable in whole in the form of one or more Global Securities, and the Depository for such Global Securities shall be Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached as Exhibit A hereto.

     Section 2.11 Securities Registrar and Paying Agent; Unclaimed Amounts. The Trustee shall initially serve as Security Registrar and Paying Agent. Any amount paid to the Trustee or any Paying Agent, or held in trust by the Corporation, for payments on any Note, that remains unclaimed at the end of two years after such amount is due will be repaid to the Corporation.

     Section 2.12 No Sinking Fund Obligations. The Corporation has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

     Section 3.1 The Senior Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

     Section 3.2 This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.3 Nothing in this Supplemental Indenture No. 1, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, and the Holders of the Notes, any benefit or legal or equitable right, remedy or claim under this Supplemental Indenture No. 1 or the Senior Indenture.

     Section 3.4 THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT THAT THE RIGHTS, DUTIES, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                                          EDISON INTERNATIONAL


                                          By: _______________________________
                                                Name:  Mary C. Simpson
                                                Title:    Assistant Treasurer

Attest: ______________________

                                          HARRIS TRUST AND SAVINGS BANK,
                                          as Trustee


                                          By: ______________________________
                                                     Authorized Signatory

Attest:  _____________________

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                              EDISON INTERNATIONAL
                              6-7/8% Note Due 2004

                                                             $ ----------
No. _________                                                CUSIP No. 281020AB3

     Edison International, a corporation duly organized and existing under the laws of the State of California (herein called the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for
value        received,        hereby        promises       to       pay       to
__________________________________________, or registered assigns, the principal sum of __________________________________________ Dollars on September 15, 2004,
and to pay interest thereon from September 28, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears, on March 15 and September 15 in each year, commencing March 15, 2000, at the rate of 6-7/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Trustee maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen
(16) days prior to the date for payment by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated as of Date of Authentication:         EDISON INTERNATIONAL


                                            By: ____________________________


Attest:

__________________________



     This  is  one  of  the   6-7/8%   Notes  Due  2004   referred   to  in  the
within-mentioned Indenture.

                                          Harris Trust and Savings Bank,

                                          As Trustee

                                          By:_____________________
                                          Authorized Signatory
                                          Dated:  _________________

Dated: ___________________

                            [FORM OF REVERSE OF NOTE]

     This 6-7/8% Note Due 2004 is one of a duly authorized issue of securities of the Corporation (herein called the "Note"), issued and to be issued in one or more series under a

Senior Indenture, dated as of September 28, 1999, (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Corporation and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $750,000,000.

     The Notes are subject to redemption in whole at any time or in part from time to time upon not less than 30 days' notice to the Trustee by mail, at the option of the Corporation and at a Redemption Price equal to (1) 100% of the principal amount and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of such payments of interest accrued, as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 15 basis points, plus, in each case, accrued interest to the date of redemption.

     In the event of redemption of this Note in part only, a new Note or Notes and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this

Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Security Registrar in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and the Notes issued hereby shall be governed by and construed in accordance with the laws of the State of California.